Exhibit A
                                CSW Energy, Inc.
                                  Balance Sheet
                               September 30, 1999
                                   (Unaudited)
                                    ($000's)


Assets

Current Assets
   Cash and cash equivalents                                       $ 32,954
   Accounts receivable                                               27,174
   Prepaid expenses                                                   2,765
                                                                   --------

         Total current assets                                        62,893


Investments In and Advances to Energy Projects                      112,958

Notes Receivable - Affiliate                                          2,728

Notes Receivable                                                     64,909

Other Assets
  Construction in progress and project development costs            192,277
  Property, Plant, and Equipment, net                               183,062
  Other - net                                                        14,527
                                                                   --------

         Total other assets                                         389,866
                                                                   --------

            Total assets                                           $633,354
                                                                   ========


Liabilities and Shareholder's Equity

Current Liabilities
   Accounts payable                                                $ 18,932
   Accrued liabilities and other                                     15,626
                                                                   --------

         Total current liabilities                                   34,558

Long Term Debt                                                      348,918

Deferred Income Taxes                                                39,544

Other                                                                74,165
                                                                   --------

         Total liabilities                                          497,185


Minority Interest                                                    12,131

Shareholder's Equity
   Common stock                                                           1
   Additional paid-in-capital                                       108,139
   Accumulated retained earnings                                     15,898
                                                                   --------

         Total shareholder's equity                                 124,038
                                                                   --------

            Total liabilities and shareholder's equity             $633,354
                                                                   ========